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                              MOEN AND COMPANY LLP
                              CHARTERED ACCOUNTANTS

Member:                                          Securities Commission Building
Canadian Institute of                            PO Box 10129, Pacific Centre
Chartered Accountants                            Suite 1400 - 701 West
Institute of Chartered                           Georgia Street
Accountants of British Columbia
Institute of Management
Accountants (USA) (From 1965)
                                                 Vancouver, British Columbia
Registered with:                                 Canada V7Y 1C6
Public Company Accounting
Oversight Board (USA) (PCAOB)                    Telephone:  (604) 662-8899
Canadian Public Accountability                   Fax:  (604) 662-8809
Board (CPAB)
Canada  - British Columbia                       Email:  moenca@telus.net
Public Practice Licence
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January 19, 2006




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our auditors' report dated September 21, 2005 covering the audited financial statements of Shadow Marketing Inc. as at June 30, 2005 and June 30, 2004 and for the year ended June 30, 2005 and for the period from inception in September 19, 2003 to June 30, 2004 included in the Registration Statement on Form SB-2 and related Prospectus of Shadow Marketing Inc. for the registration of shares of its common stock.



Yours very truly,
MOEN AND COMPANY,
Chartered Accountants

 "Moen and Company"  ("signed")